SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2008

    Merrill Lynch & Co., Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-7182	13-2740599
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 World Financial Center, New York, New York    10080

(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code: (212) 449-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modifications to Rights of Security Holders

On March 5, 2008, Merrill Lynch & Co., Inc. (the “Company”) amended the terms of its Exchange Liquid Yield Option™ Notes due 2032 (Zero Coupon—Floating Rate—Senior) (the “LYONs”) and the related Indenture, dated as of December 14, 2004, by and between the Company and The Bank of New York (the “Indenture”), by a First Supplemental Indenture, to increase the conversion rate from 14.0915 to 16.5000, to add September 13, 2010 and March 13, 2014 as additional dates on which holders of the LYONs may require the Company to repurchase all or a portion of their LYONs and have extended adjustments for cash and other distributions to March 13, 2014. The Company has also amended the terms of the LYONs to provide that the Company may redeem these securities, in whole or in part, beginning on March 13, 2014 and to extend change of control protection until March 13, 2014.

Item 8.01.	Other Events

The First Supplemental Indenture is filed herewith in connection with the Company’s amendment of the LYONs and the Indenture.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

EXHIBITS

4	First Supplemental Indenture, dated as of March 6, 2008, between the Company and The Bank of New York.

99.1	Press release, dated March 6, 2008, issued by Merrill Lynch & Co., Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

MERRILL LYNCH & CO., INC.
(Registrant)

By:	/s/ CARA LONDIN
Cara Londin
Assistant Secretary

Date: March 6, 2008

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

MERRILL LYNCH & CO., INC.

EXHIBITS TO CURRENT REPORT ON

FORM 8-K DATED MARCH 6, 2008

Commission File Number 1-7182

Exhibit Index

Exhibit No.	Description

4	First Supplemental Indenture, dated as of March 6, 2008, between the Company and The Bank of New York.

99.1	Press release, dated March 6, 2008, issued by Merrill Lynch & Co., Inc.